                                                                  Exhibit (b)(2)


                          AMENDED AND RESTATED BY-LAWS

                                       OF

               LEHMAN BROTHERS/FIRST TRUST INCOME OPPORTUNITY FUND

                           A DELAWARE STATUTORY TRUST

                      AS AMENDED AND RESTATED JUNE 19, 2003

                                TABLE OF CONTENTS

INTRODUCTION ............................................................................     1

A.                Agreement and Declaration of Trust.....................................     1

B.                Definitions............................................................     1

ARTICLE I Offices .......................................................................     1
     Section 1.       Principal Office...................................................     1
     Section 2.       Delaware Office....................................................     1
     Section 3.       Other Offices......................................................     1

ARTICLE II Meetings Of Shareholders......................................................     1
     Section 1.       Annual Meetings....................................................     1
     Section 2.       Special Meetings...................................................     2
     Section 3.       Business Day.......................................................     4
     Section 4.       Notice of Meetings of Shareholders.................................     4
     Section 5.       Manner of Giving Notice; Affidavit of Notice.......................     4
     Section 6.       Adjourned Meeting; Notice..........................................     4
     Section 7.       Voting.............................................................     4
     Section 8.       Waiver of Notice; Consent of Absent Shareholders...................     5
     Section 9.       Shareholder Action by Written Consent Without a Meeting............     5
     Section 10.      Record Date for Shareholder Notice; Voting and Giving Consents.....     5
     Section 11.      Proxies............................................................     6
     Section 12.      Inspectors of Election.............................................     7
     Section 13.      Nominations and Proposals by Shareholders..........................     7

ARTICLE III TRUSTEES.....................................................................    10
     Section 1.       Powers.............................................................    10
     Section 2.       Number of Trustees.................................................    10
     Section 3.       Vacancies..........................................................    10
     Section 4.       Chair..............................................................    10
     Section 5.       Place of Meetings and Meetings by Telephone........................    10
     Section 6.       Regular Meetings...................................................    10
     Section 7.       Special Meetings...................................................    10
     Section 8.       Quorum.............................................................    11
     Section 9.       Waiver of Notice...................................................    11
     Section 10.      Adjournment........................................................    11
     Section 11.      Notice of Adjournment..............................................    11
     Section 12.      Action Without a Meeting...........................................    11
     Section 13.      Fees and Compensation of Trustees..................................    11
     Section 14.      Delegation of Power to Other Trustees..............................    12

ARTICLE IV COMMITTEES....................................................................    12

                                      (i)

     Section 1.       Committees of Trustees.............................................    12
     Section 2.       Meetings and Action of Committees..................................    12

ARTICLE V OFFICERS.......................................................................    13
     Section 1.       Officers...........................................................    13
     Section 2.       Election of Officers...............................................    13
     Section 3.       Subordinate Officers...............................................    13
     Section 4.       Removal and Resignation of Officers................................    13
     Section 5.       Vacancies in Offices...............................................    13
     Section 6.       President..........................................................    13
     Section 7.       Vice Presidents....................................................    13
     Section 8.       Secretary..........................................................    14
     Section 9.       Assistant Secretary................................................    14
     Section 10.      Treasurer..........................................................    14
     Section 11.      Assistant Treasurer................................................    14

ARTICLE VI INSPECTION OF RECORDS AND REPORTS.............................................    15
     Section 1.       Inspection by Shareholders.........................................    15
     Section 2.       Inspection by Trustees.............................................    15

ARTICLE VII GENERAL MATTERS..............................................................    15
     Section 1.       Checks, Drafts, Evidences of Indebtedness..........................    15
     Section 2.       Contracts and Instruments; How Executed............................    15
     Section 3.       Fiscal Year........................................................    15
     Section 4.       Seal...............................................................    15

ARTICLE VIII AMENDMENTS..................................................................    16
     Section 1.       Amendment..........................................................    16

                                      (ii)

                          AMENDED AND RESTATED BY-LAWS

                                       of

               LEHMAN BROTHERS/FIRST TRUST INCOME OPPORTUNITY FUND

                           A Delaware Statutory Trust

                                  INTRODUCTION

                  A. Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Lehman Brothers/First Trust Income Opportunity Fund, a Delaware statutory trust (the "Trust"). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

                  B. Definitions. Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

                                    ARTICLE I

                                     OFFICES

                  Section 1. Principal Office. The Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

                  Section 2. Delaware Office. The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual who is a resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

                  Section 3. Other Offices. The Trustees may at any time establish branch or subordinate offices at any place or places within or outside the State of Delaware where the Trust intends to do business.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

                  Section 1. Annual Meetings. Annual meetings of the Shareholders of the Trust or a Series or Class thereof shall be held on such date and at such place within or without the State of Delaware as the Trustees shall designate.

                  Section 2. Special Meetings.

                           (a) Special meetings of the Shareholders may be
called at any time by the Chair, the President or the Trustees or any other officer designated for the purpose by the Trustees. Subject to subsection (c) of this Section 2, a special meeting of Shareholders shall also be called by the Secretary of the Trust upon the written request of the Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

                           (b) Any Shareholder of record seeking to have
Shareholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Trustees to fix a record date to determine the Shareholders entitled to request a special meeting (the "Requested Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Shareholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such Shareholder (or other agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder. Upon receiving the Record Date Request Notice, the Trustees may fix a Requested Record Date. The Requested Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Requested Record Date is adopted by the Trustees. If the Trustees, within thirty (30) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Requested Record Date and make a public announcement of such Requested Record Date, the Requested Record Date shall be the close of business on the 30th day after the first date on which the Record Date Request Notice is received by the Secretary.

                           (c) In order for any Shareholder to request a special
meeting, one or more written requests for a special meeting signed by Shareholders of record (or their duly authorized agents) as of the Requested Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such Shareholder (or other agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Trust's books, of each Shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of the Trust which are owned of record and beneficially by each such Shareholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within sixty (60) days after the Requested Record Date. Any requesting Shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

                           (d) The Secretary shall inform the requesting
Shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust's proxy materials). The Secretary shall not be required to call a special meeting upon Shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraphs (b) and (c) of this Section 2, the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

                           (e) Except as provided in the next sentence, any
special meeting shall be held at such date and time as may be designated by the President, Chair or Trustees, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of Shareholders (a "Shareholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Trustees fail to designate, within thirty (30) days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. Eastern Time on the 90th day after the date the request for such meeting is actually received by the Trust or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Trustees fail to designate a place for a Shareholder Requested Meeting within thirty (30) days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Trust. In fixing a date for any special meeting, the President, Chair or Trustees may consider such factors as he, she, or they deem(s) relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Trustees to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Trustees fail to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

                           (f) If at any time as a result of written revocations
of requests for the special meeting, Shareholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the Secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the meeting at any time before ten (10) days prior to the meeting if the Secretary has first sent to all other requesting Shareholders written notice of such revocation and of intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

                           (g) The Chair, the President or the Trustees may
appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (g) shall in any way be construed to suggest or imply that the Trust or any

Shareholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                  Section 3. Business Day.

                  For purposes of these By-laws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  Section 4. Notice of Meetings of Shareholders. All notices of meetings of Shareholders shall be sent or otherwise given to Shareholders in accordance with Section 4 of this Article II not less than ten (10) nor more than ninety (90) days before the date of the meeting. The notice shall specify
(i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. Notice of any Shareholder Requested Meeting, however, shall be provided in a manner and time consistent with Section 2(e) of this
Article II.

                  Section 5. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of Shareholders shall be (i) given either by hand delivery, first-class mail, telegraphic or other written communication, charges prepaid, and (ii) addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is not given to the Trust, notice shall be deemed to have been given if sent to that Shareholder by first class mail or telegraphic or other written communication to the Trust's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication or, where notice is given by publication, on the date of publication. An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained in the minute book of the Trust.

                  Section 6. Adjourned Meeting; Notice. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned from time to time by: (a) the vote of the majority of the Shares represented at that meeting, either in person or by proxy; or (b) in his or her discretion by the chair of the meeting.

                  When any meeting of Shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed. Notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

                  Section 7. Voting. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust of the Trust, as in effect at such time. The Shareholders' vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any Shareholder before the voting has begun.

                  Section 8. Waiver of Notice; Consent of Absent Shareholders. The transaction of business and any actions taken at a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice provided a quorum is present either in person or by proxy at the meeting of Shareholders and if either before or after the meeting, each Shareholder entitled to vote who was not present in person or by proxy at the meeting of the Shareholders signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders. Attendance by a Shareholder at a meeting of Shareholders shall constitute a waiver of notice of that meeting, except if the Shareholder objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting of Shareholders is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting of Shareholders if that objection is expressly made at the beginning of the meeting.

                  Section 9. Shareholder Action by Written Consent Without a Meeting. Except as provided in the Declaration of Trust, any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action to be taken is signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted, provided, however, that the Shareholders receive any necessary Information Statement or other necessary documentation in conformity with the requirements of the Exchange Act or the rules or regulations thereunder. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust's records. Any Shareholder giving a written consent or the Shareholder's proxy holders or a transferee of the Shares or a personal representative of the Shareholder or their respective proxy holders may revoke the Shareholder's written consent by a writing received by the Secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary.

                  If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article II.

                  Section 10. Record Date for Shareholder Notice; Voting and Giving Consents.

                           (a) Except as provided in Section 2 of this Article
II, for purposes of determining the Shareholders entitled to vote or act at any meeting or adjournment thereof, the Trustees may fix in advance a record date which shall not be more than ninety (90) days nor less than ten (10) days before the date of any such meeting. Without fixing a record date for a meeting, the Trustees may for voting and notice purposes close the register or transfer books for one or more Series (or Classes) for all or any part of the period between the earliest date on which a record date for such meeting could be set in accordance herewith and the date of such meeting.

                  If the Trustees do not so fix a record date or close the register or transfer books of the affected Series or Classes, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                           (b) The record date for determining Shareholders
entitled to give consent to action in writing without a meeting, (i) when no prior action of the Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Trustees has been taken, shall be (A) such date as determined for that purpose by the Trustees, which record date shall not precede the date upon which the resolution fixing it is adopted by the Trustees and shall not be more than twenty (20) days after the date of such resolution, or (B) if no record date is fixed by the Trustees, the record date shall be the close of business on the day on which the Trustees adopt the resolution relating to that action. Nothing in this Section shall be constituted as precluding the Trustees from setting different record dates for different Series or Classes. Only Shareholders of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Shares on the books of the Trust after such record date.

                  Section 11. Proxies. Subject to the provisions of the Declaration of Trust, every Person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) an instrument authorizing such a proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or (ii) the Trustees adopt an electronic, telephonic, computerized or other alternative to the execution of a written instrument authorizing the proxy to act, and such authorization is received not more than eleven (11) months before the meeting. A proxy shall be deemed executed by a Shareholder if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Person executing it before the vote pursuant to that proxy is taken, (a) by a writing delivered to the Trust stating that the proxy is revoked, or (b) by a subsequent proxy executed by such Person, or (c) attendance at the meeting and voting in person by the Person executing that proxy, or (d) revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of the two or more Persons. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

                  Section 12. Inspectors of Election. Before any meeting of Shareholders, the Trustees may appoint any person other than a nominee for office to act as inspector of election at the meeting or its adjournments. If no inspector of election is so appointed, the chair of the meeting may appoint an inspector of election at the meeting. There shall be one (1) inspector of election. If the person appointed as inspector fails to appear or fails or refuses to act, the chair of the meeting may appoint another person to fill the vacancy.

                  The inspector shall:

                           (a) Determine the number of Shares outstanding and
the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

                           (b) Receive votes, ballots or consents;

                           (c) Hear and determine all challenges and questions
in any way arising in connection with the right to vote;

                           (d) Count and tabulate all votes or consents;

                           (e) Determine when the polls shall close;

                           (f) Determine the result; and

                           (g) Do any other acts that may be proper to conduct
the election or vote with fairness to all Shareholders.

                  Section 13. Nominations and Proposals by Shareholders.

                           (a) Annual Meetings of Shareholders.

                                (1) Nominations of persons for election as a Trustee and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or (iii) by any Shareholder of the Trust who was a Shareholder of record both at the time of giving of notice provided for in this Section 13(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13 (a).

                                (2) For nominations for election to the Trustees or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (iii) of paragraph (a)(1) of this
         Section 13, the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must otherwise be a proper matter for action by Shareholders. To be timely, a Shareholder's notice must be delivered to the Secretary at the principal executive office of the Trust by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the anniversary date of the mailing of the notice for the preceding year's annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above. A Shareholder's notice to be proper must set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a trustee (A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Trust that are beneficially owned or owned of record by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder (including any anticipated benefit to the Shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and
         (iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such Shareholder, as they appear on the Trust's stock ledger and current name and address, if different, and of such beneficial owner, and (y) the class and number of shares of stock of the Trust which are owned beneficially and of record by such Shareholder and such beneficial owner.

                                (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 13 to the contrary, in the event that the number of trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust of such action or specifying the size of the increased Trustees at least one hundred (100) days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a Shareholder's notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the 10th day immediately following the day on which such public announcement is first made by the Trust.

                           (b) Special Meetings of Shareholders.

                  Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Trustees may be made at a special meeting of Shareholders at which trustees are to be elected (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or (iii) provided that the Trustees have determined that trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 13(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(b). In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the Shareholder's notice containing the information required by paragraph (a)(2) of this Section 13 shall have been delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above.

                           (c) General.

                  Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to serve as trustee, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The chair of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or other business is not in compliance with this Section 13, to declare that such nomination or proposal shall be disregarded.

                  For purposes of this Section 13, (a) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of trustees and (b) "public announcement" shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which the Trust's common shares are traded or reported by a recognized news service or (ii) in a document publicly filed by the Trust with the Commission.

                           (d) Compliance with State And Federal Law.

                  Notwithstanding the foregoing provisions of this Section 13, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal


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
in, nor the right of the Trust to omit a proposal from, the Trust's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

                                   ARTICLE III

                                    TRUSTEES

         Section 1. Powers. Subject to the applicable provisions of the 1940 Act, the Declaration of Trust and these By-Laws relating to action required to be approved by the Shareholders, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Trustees.

         Section 2. Number of Trustees. The exact number of Trustees within the limits specified in the Declaration of Trust shall be fixed from time to time by a resolution of the Trustees.

         Section 3. Vacancies. Vacancies in the authorized number of Trustees may be filled as provided in the Declaration of Trust.

         Section 4. Chair. The Trustees shall have the power to appoint from among the members of the Board of Trustees a Chair. Such appointment shall be by majority vote of the Trustees. Such Chair shall serve until his or her successor is appointed or until his or her earlier death, resignation or removal. When present he or she shall preside at the meetings of the Shareholders and of the Trustees. The Chair shall, subject to the control of the Trustees, perform such other powers and duties as may be from time to time assigned to him or her by the Trustees or prescribed by the Declaration of Trust or these By-Laws, consistent with his or her position. The Chair need not be a Shareholder.

         Section 5. Place of Meetings and Meetings by Telephone. All meetings of the Trustees may be held at the Principal Office of the Trust, an office of an investment adviser, if any, or any other place that has been selected by the Trustees. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

         Section 6. Regular Meetings. Regular meetings of the Trustees shall be held without call at such time as shall from time to time be fixed by the Trustees. Such regular meetings may be held without notice.

         Section 7. Special Meetings. Special meetings of the Trustees for any purpose or purposes may be called at any time by the Chair, the President or the Secretary or any two (2) Trustees.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each Trustee or sent by first-class mail, by telegram or telecopy (or similar electronic means) or, by nationally recognized overnight courier, charges prepaid, addressed to each Trustee at that Trustee's address as it is shown on the records of the Trust. If the notice is mailed, it shall be deposited in the United States mail at least seven (7) calendar days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, telecopy (or similar electronic means), or overnight courier, it shall be given at least forty eight
(48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone must be communicated only to the Trustee. The notice need not specify the purpose of the meeting or the place of the meeting, if the meeting is to be held at the principal executive office of the Trust. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by such Trustee before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Trustee.

         Section 8. Quorum. Twenty-five percent (25%) of the Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 10 of this Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

         Section 9. Waiver of Notice. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting, prior to or at its commencement, the lack of notice to that Trustee.

         Section 10. Adjournment. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

         Section 11. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given.

         Section 12. Action Without a Meeting. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office. Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

         Section 13. Fees and Compensation of Trustees. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees. This Section 13 of Article

III shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

         Section 14. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding one (1) month at any one time to any other Trustee. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee, pursuant to such power of attorney, shall be deemed to be present for purpose of establishing a quorum and satisfying the required majority vote.

                                   ARTICLE IV

                                   COMMITTEES

         Section 1. Committees of Trustees. The Trustees may by resolution designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Trustees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee, to the extent provided for by resolution of the Trustees, shall have the authority of the Trustees, except with respect to:

                  (a) the approval of any action which under applicable law requires approval by a majority of the Trustees or certain Trustees;

                  (b) the filling of vacancies of Trustees;

                  (c) the fixing of compensation of the Trustees for services generally or as a member of any committee;

                  (d) the amendment or termination of the Declaration of Trust or any Series or Class or the amendment of the By-Laws or the adoption of new By-Laws;

                  (e) the amendment or repeal of any resolution of the Trustees which by its express terms is not so amendable or repealable;

                  (f) a distribution to the Shareholders of the Trust, except at a rate or in a periodic amount or within a designated range determined by the Trustees; or

                  (g) the appointment of any other committees of the Trustees or the members of such new committees.

         Section 2. Meetings and Action of Committees. Meetings and action of committees shall be governed by, held and taken in accordance with the provisions of Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Trustees generally, except that the time of regular meetings of committees may be determined either by resolution of the Trustees or by resolution of the committee. Special meetings of committees may also be called by resolution of the Trustees. Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees. The Trustees may adopt rules for the governance of any committee not inconsistent with the provisions of these By-Laws.

                                   ARTICLE V

                                    OFFICERS

         Section 1. Officers. The officers of the Trust shall be a President, a Secretary, and a Treasurer. The Trust may also have, at the discretion of the Trustees, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person. Any officer may be, but need not be, a Trustee or Shareholder.

         Section 2. Election of Officers. The officers of the Trust, except such officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article V, shall be chosen by the Trustees, and each shall serve at the pleasure of the Trustees, subject to the rights, if any, of an officer under any contract of employment.

         Section 3. Subordinate Officers. The Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Trustees may from time to time determine.

         Section 4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Trustees at any regular or special meeting of the Trustees or by such officer upon whom such power of removal may be conferred by the Trustees. Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

         Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office. The President may make temporary appointments to a vacant office pending action by the Trustees.

         Section 6. President. The President shall be the chief operating and chief executive officer of the Trust and shall, subject to the control of the Trustees, have general supervision, direction and control of the business and the officers of the Trust. He or she or his or her designee, shall preside at all meetings of the Shareholders. He or she shall have the general powers and duties of a president of a corporation and shall have such other powers and duties as may be prescribed by the Trustees, the Declaration of Trust or these By-Laws.

         Section 7. Vice Presidents. In the absence or disability of the President, any Vice President, unless there is an Executive Vice President, shall perform all the duties of the

President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Executive Vice President or Vice Presidents, whichever the case may be, shall have such other powers and shall perform such other duties as from time to time may be prescribed for them respectively by the Trustees or the President or by these By-Laws.

         Section 8. Secretary. The Secretary shall keep or cause to be kept at the principal executive office of the Trust, or such other place as the Trustees may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees' meetings or committee meetings, the number of Shares present or represented at meetings of Shareholders and the proceedings of the meetings.

         The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer agent or registrar, a share register or a duplicate share register showing the names of all Shareholders and their addresses, the number and classes of Shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Trustees (or committees thereof) required to be given by these By-Laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Trustees or by these By-Laws.

         Section 9. Assistant Secretary. In the absence or disability of the Secretary, the Assistant Secretary shall perform all the duties of the Secretary and when so acting shall have all powers of and be subject to all the restrictions upon the Secretary. The Assistant Secretary shall have such other powers and shall perform such other duties as from time to time may be prescribed by the Trustees or the Secretary or by these By-Laws.

         Section 10. Treasurer. The Treasurer shall be the chief financial officer and chief accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust and each Series or Class thereof, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings of all Series or Classes thereof. The books of account shall at all reasonable times be open to inspection by any Trustee.

         The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees. He or she shall disburse the funds of the Trust as may be ordered by the Trustees, shall render to the President and Trustees, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Trustees or these By-Laws.

         Section 11. Assistant Treasurer. In the absence or disability of the Treasurer, the Assistant Treasurer shall perform all the duties of the Treasurer and when so acting shall have all powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurer shall have such other powers and shall perform such other duties as from time to time may be prescribed by the Trustees or the Treasurer or by these By-Laws.

                                   ARTICLE VI

                        INSPECTION OF RECORDS AND REPORTS

         Section 1. Inspection by Shareholders. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

         Section 2. Inspection by Trustees. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                   ARTICLE VII

                                 GENERAL MATTERS

         Section 1. Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

         Section 2. Contracts and Instruments; How Executed. The Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         Section 3. Fiscal Year. The fiscal year of each series of the Trust shall be fixed and refixed or changed from time to time by the Trustees.

         Section 4. Seal. The seal of the Trust shall consist of a flat-faced dye with the name of the Trust cut or engraved thereon. However, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                  ARTICLE VIII

                                   AMENDMENTS

         Section 1. Amendment. Except as otherwise provided by applicable law or by the Declaration of Trust, these By-Laws may be restated, amended, supplemented or repealed by a majority vote of the Trustees.


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